UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025 (November 1, 2025)

DuPont de Nemours, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road,	Building 730	Wilmington,	Delaware	19805
(Address of Principal Executive Offices)				(Zip Code)

(302) 295-5783
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

As previously announced, on November 1, 2025, DuPont de Nemours, Inc., (the “Company” or "DuPont") completed the separation of the Company’s Electronics business into a separate and independent public company, Qnity Electronics Inc. (the “Separation”) through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Qnity Electronics Inc.’s common stock, par value $0.01 per share, to holders of the Company’s common stock, par value $0.01 per share, as of the close of business on October 22, 2025. The unaudited pro forma consolidated financial information of DuPont, giving effect to the Separation and ancillary transactions including those related to the Company's post-separation capital structure, as required by Article 11 of Regulation S-X, is attached hereto as Exhibit 99.1.

(d)    Exhibits.

Exhibit Number	Description
99.1	DuPont’s Unaudited Pro Forma Consolidated Financial Statements.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date:	November 3, 2025	By:	/s/ Madeleine G. Barber
		Name:	Madeleine G. Barber
		Title:	Vice President of Tax, Controller and Chief Accounting Officer